     EXHIBIT 10.377

18875722.1	(2.1)
01-27-15

After Recording Return to: Alvin L. Kruse Elizabeth Pfeiler Marriott Seyfarth Shaw LLP 131 South Dearborn Street Suite 2400 Chicago, Illinois 60603
__________________________________________________________________________
THIS INSTRUMENT SECURES MORTGAGE INDEBTEDNESS UP TO THE MAXIMUM PRINCIPAL SUM OF $18,600,000.00 AT ANY ONE TIME. THIS INSTRUMENT IS TO BE INDEXED IN THE REAL PROPERTY RECORDS AS A MORTGAGE, A FIXTURE FILING, AND A FINANCING STATEMENT.

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT AND/OR §15-48-10 OF THE SOUTH CAROLINA CODE OF LAWS.

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING dated as of January 30, 2015 (this “Mortgage”), is executed by SUMTER VALLEY PROPERTY HOLDINGS, LLC, a Georgia limited liability company (the “Mortgagor”), whose address is Two Buckhead Plaza, 3050 Peachtree Road NW, Suite 355, Atlanta, Georgia 30305, to and for the benefit of THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the “Lender”), whose address is 120 South LaSalle Street, Chicago, Illinois 60603.
RECITALS

A.    Pursuant to the terms and conditions of a Loan Agreement of even date herewith (the “Loan Agreement”) by and among the Mortgagor, Georgetown HC&R Property Holdings, LLC, a Georgia limited liability company (the Mortgagor together with Georgetown HC&R Property Holdings, LLC, the “Borrowers”) and the Lender, the Lender has agreed to make a loan to the Borrowers in the maximum principal amount of $9,300,000 (the “Loan”).
B.    The Loan shall be evidenced by a Promissory Note of even date herewith (the “Note”), executed by the Borrowers and made payable to the order of the Lender, the terms of which Note are hereby incorporated into and made a part of this Mortgage with the same effect as if set forth in full herein. The Note is in the principal amount of the Loan and is due and payable on September 1, 2016 (the “Maturity Date”), except as it may be accelerated pursuant to the terms hereof, or of the Note or the Loan Agreement or any of the other “Loan Documents” (as defined in the Loan Agreement), and bears interest at variable rates of interest based on various published rates as set forth in the Note.
C.    A condition precedent to the Lender’s extension of the Loan to the Mortgagor is the execution and delivery by the Mortgagor of this Mortgage.
AGREEMENTS

FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness hereby secured, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees as follows:
The Mortgagor hereby mortgages, grants, bargains, sells, assigns, remises, releases, warrants and conveys to the Lender, its successors and assigns, and grants a security interest in, the following described property, rights and interests (referred to collectively herein as the “Premises”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily, and as to any portion of the Premises constituting property subject to the “Code” (as defined in Section 36 of this Mortgage), this Mortgage is intended to be a security agreement under the Code for the purpose of creating hereby a security interest in such portion of the Premises, which the Mortgagor hereby grants to the Lender as secured party, and with all terms used below with respect to such portions of the Premises which are defined in the Code to have the meanings provided in the Code:
(a)    The real estate located in the County of Sumter, State of South Carolina and legally described on Exhibit A attached hereto and made a part hereof (the “Real Estate”);
(b)    All improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property of every nature whatsoever now or hereafter owned by the Mortgagor and located on, or used in connection with the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by the Mortgagor or on its behalf (the “Improvements”);
(c)    All easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to the same;
(d)    All rents, revenues, issues, profits, proceeds, income, royalties, accounts, including health-care-insurance receivables, escrows, letter-of-credit rights, security deposits, impounds, reserves, tax refunds and other rights to monies from the

Premises and/or the businesses and operations conducted by the Mortgagor thereon, to be applied against the Indebtedness (as hereinafter defined); provided, however, that the Mortgagor, so long as no “Event of Default” (as defined in Section 36 of this Mortgage) has occurred and is continuing hereunder, may collect rent as it becomes due, but not more than one month in advance thereof;
(e)    All interest of the Mortgagor in all leases now or hereafter on the Premises, whether written or oral (each, a “Lease”, and collectively, the “Leases”), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to the Mortgagor to collect the rentals under any such Lease;
(f)    All fixtures and articles of personal property now or hereafter owned by the Mortgagor and forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Premises, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by the Mortgagor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Indebtedness (as hereinafter defined); notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute goods (as such term is used in the Code), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in the Lender, as secured party, and the Mortgagor, as debtor, all in accordance with the Code;
(g)    All of the Mortgagor’s interests in general intangibles including payment intangibles and software now owned or hereafter acquired and related to the Premises, including, without limitation, all of the Mortgagor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which the Mortgagor is or may become a party and which relate to the Premises; (ii) all obligations and indebtedness owed to the Mortgagor thereunder; (iii) all intellectual property related to the Premises; and (iv) all choses in action and causes of action relating to the Premises;
(h)    All of the Mortgagor’s accounts now owned or hereafter created or acquired which relate to the Premises or the businesses and operations conducted thereon, including, without limitation, all of the following now owned or hereafter created or acquired by the Mortgagor: (i) accounts, contract rights, health-care-insurance receivables, book debts, notes, drafts, and other obligations or indebtedness owing to the Mortgagor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) the Mortgagor’s rights in, to and under all purchase orders for goods, services or other property; (iii) the Mortgagor’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due or to become due to the Mortgagor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Mortgagor); (v) securities, investment property, financial assets and securities entitlements; (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and (vii) all warranties, guarantees, permits and licenses in favor of the Mortgagor with respect to the Premises; and
(i)    All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof.
TO HAVE AND TO HOLD the Premises, unto the Lender, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence and during the continuance of any Event of Default under this Mortgage.
FOR THE PURPOSE OF SECURING the following (collectively, the “Indebtedness”):
(i)    The payment by the Borrowers of the Loan and all interest, late charges, LIBOR breakage charges, prepayment premium, if any, exit fee, if any, interest rate swap or hedge expenses, if any, reimbursement obligations, fees and expenses for letters of credit issued by the Lender for the account of the Borrowers, if any, and other indebtedness evidenced by or owing under the Note, any of the other Loan Documents, and any application for letters of credit and master letter of credit agreement, together with any renewals, extensions, replacements, amendments, modifications and refinancings of any of the foregoing;
(ii)    The performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Borrowers or any other obligor to or benefiting the Lender which are evidenced or secured by or otherwise provided in the Note, this Mortgage or any of the other Loan Documents;
(iii)    Any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Borrowers arising under or in connection with all Bank Product Obligations and all Bank Product Agreements to which the Lender is a party, including, without limitation, all Hedging Transactions and Hedging Agreements to which the Lender is a party (as each capitalized term used in this paragraph is defined in Section 36 hereof);

(iv)    The reimbursement to the Lender of any and all sums incurred, expended or advanced by the Lender pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage, any of the other Loan Documents, any such Bank Product Obligations and Bank Product Agreements or any application for letters of credit and master letter of credit agreement, with interest thereon as provided herein or therein; and
(v)    In accordance with Section 29-3-50 of the Code of Laws of South Carolina 1976, as may be amended from time to time, the full and punctual payment when due of all future advances and readvances that may subsequently be made to the Mortgagor or the Borrowers by the Lender, evidenced by the Loan Agreement, the Note, or any other promissory notes, and all renewals and extensions thereof (“Future Advances”); provided, however, that nothing contained herein shall create an obligation on the part of the Lender to make future advances or readvances to the Mortgagor or the Borrowers. THE MAXIMUM AMOUNT OF ALL INDEBTEDNESS OUTSTANDING AT ANY ONE TIME SECURED HEREBY NOT TO EXCEED $18,600,000.00, plus interest thereon and all charges and expenses of collection incurred by the Lender, including court costs and reasonable attorneys’ fees.
PROVIDED, HOWEVER, that if the Borrowers shall pay the principal and all interest as provided in the Note, and if all other sums secured hereby are paid, and if the Mortgagor shall pay all other sums herein provided for, and shall well and truly keep and perform all of the covenants herein contained, then this conveyance shall be null and void and may be cancelled of record at the request and at the cost of the Mortgagor, otherwise to remain in full force and effect.
IT IS FURTHER UNDERSTOOD AND AGREED THAT:
1.    Title. The Mortgagor represents, warrants and covenants that (a) the Mortgagor is the owner and holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those conveyances, liens and encumbrances in favor of the Lender and except for “Permitted Exceptions” (as defined in the Loan Agreement); and (b) the Mortgagor has legal power and authority to convey, mortgage and encumber the Premises.
2.    Maintenance, Repair, Restoration, Prior Liens, Parking. The Mortgagor covenants that, so long as any portion of the Indebtedness remains unpaid, the Mortgagor will:
(a)    Promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose;
(b)    Keep the Premises in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (other than Permitted Exceptions and subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 26 hereof);
(c)    Pay when due the Loan in accordance with the terms of the Note and the other Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by the Mortgagor under the Note, this Mortgage and the other Loan Documents;
(d)    Pay when due any indebtedness which may be secured by a permitted lien or charge on the Premises on a parity with, superior to or inferior to this Mortgage, and upon request exhibit satisfactory evidence of the discharge of such lien to the Lender (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 26 hereof);
(e)    Complete within a reasonable time any improvements at any time in the process of erection upon the Premises;
(f)    Comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;
(g)    Obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of the Mortgagor’s obligations under this Mortgage;
(h)    Make no material alterations in the Premises or demolish any portion of the Premises without the Lender’s prior written consent, except as required by law or municipal ordinance;
(i)    Suffer or permit no change in the use or general nature of the occupancy of the Premises, without the Lender’s prior written consent;
(j)    Pay when due all operating costs of the Premises;
(k)    Not initiate or acquiesce in any zoning reclassification with respect to the Premises, without the Lender’s prior written consent;
(l)    Provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right of way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and
(m)    Comply with, and cause the Premises at all times to be operated in compliance with, all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.
3.    Payment of Taxes and Assessments. The Mortgagor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against the Mortgagor, if applicable to the Premises or any interest therein, or the Indebtedness, or any obligation or agreement secured hereby, subject to the Mortgagor’s right to contest the same, as provided by the terms hereof; and the Mortgagor will, upon written request, furnish to the Lender duplicate receipts therefor within 10 days after the Lender’s request.

4.    Tax Deposits. If requested by the Lender, the Mortgagor shall deposit with the Lender, on the first day of each month until the Indebtedness is fully paid, a sum equal to 1/12th of 105% of the most recent ascertainable annual Taxes on the Premises. If requested by the Lender, the Mortgagor shall also deposit with the Lender an amount of money which, together with the aggregate of the monthly deposits to be made pursuant to the preceding sentence as of one month prior to the date on which the next installment of annual Taxes for the current calendar year become due, shall be sufficient to pay in full such installment of annual Taxes, as estimated by the Lender. Such deposits are to be held without any allowance of interest and are to be used for the payment of Taxes next due and payable when they become due. So long as no Event of Default under this Mortgage shall exist, the Lender shall, at its option, pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor from the Mortgagor) or shall release sufficient funds to the Mortgagor for the payment thereof. If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, the Mortgagor shall, within 10 days after receipt of written demand therefor, deposit additional funds as may be necessary to pay such Taxes in full. If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of the Lender. The Lender, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. The Lender shall not exercise its right to require such deposits so long as the Borrower has paid all Taxes when due.
5.    Lender’s Interest In and Use of Deposits. Upon an Event of Default under this Mortgage, the Lender may, at its option, apply any monies at the time on deposit pursuant to Section 4 hereof to cure any Event of Default under this Mortgage or to pay any of the Indebtedness in such order and manner as the Lender may elect. If such deposits are used to cure an Event of Default or pay any of the Indebtedness, the Mortgagor shall immediately, upon demand by the Lender, deposit with the Lender an amount equal to the amount so used from the deposits. When the Indebtedness has been fully paid, any remaining deposits shall be returned to the Mortgagor. Such deposits are hereby pledged as additional security for the Indebtedness and shall not be subject to the direction or control of the Mortgagor. The Lender shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless the Mortgagor, prior to an Event of Default under this Mortgage, shall have requested the Lender in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes. The Lender shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.
6.    Insurance.
(a)    The Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by the Lender, in accordance with the terms, coverages and provisions described in the Loan Agreement, and such other insurance as the Lender may from time to time reasonably require. Unless the Mortgagor provides the Lender evidence of the insurance coverages required hereunder, the Lender may purchase insurance at the Mortgagor’s expense to cover the Lender’s interest in the Premises. The insurance may, but need not, protect the Mortgagor’s interest. The coverages that the Lender purchases may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Premises. The Mortgagor may later cancel any insurance purchased by the Lender, but only after providing the Lender with evidence that the Mortgagor has obtained insurance as required by this Mortgage. If the Lender purchases insurance for the Premises, the Mortgagor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which the Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Indebtedness. The cost of the insurance may be more than the cost of insurance the Mortgagor may be able to obtain on its own.
(b)    The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Lender is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to the Lender and such separate insurance is otherwise acceptable to the Lender.
(c)    In the event of loss, the Mortgagor shall give prompt notice thereof to the Lender, and the Lender shall have the sole and absolute right to make proof of loss. The Lender shall have the right, at its option and in its sole discretion, to apply any insurance proceeds arising from such loss, after the payment of all of the Lender’s expenses, either (i) on account of the Indebtedness, irrespective of whether such principal balance is then due and payable, whereupon the Lender may declare the whole of the balance of Indebtedness to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in paragraph (d) of this Section. If insurance proceeds are made available to the Mortgagor by the Lender as hereinafter provided, the Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed. Any insurance proceeds applied on account of the unpaid principal balance of the Note shall be subject to the prepayment provisions contained in the Loan Agreement and the Note. In the event of foreclosure of this Mortgage, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.
(d)    If insurance proceeds are made available by the Lender to the Mortgagor, the following provisions shall apply:
(i)    Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Improvements, whether by fire or other casualty, the Mortgagor shall obtain from the Lender its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.
(ii)    Prior to each payment or application of any insurance proceeds to the repair or restoration of such Improvements (which payment or application may be made, at the Lender’s option, through an escrow, the terms and conditions of which are satisfactory to the Lender and the cost of which is to be borne by the Mortgagor), the Lender shall be satisfied as to the following:
(A)    No “Default” (as defined in Section 36 of this Mortgage) or Event of Default under this Mortgage has occurred and is continuing;

(B)    Either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, the Mortgagor has deposited with the Lender such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Premises; and
(C)    Prior to each disbursement of any such proceeds, the Lender shall be furnished with a statement of the Lender’s architect (the cost of which shall be borne by the Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by the Lender and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and the Lender shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.
(iii)    If the Mortgagor shall fail to restore, repair or rebuild such Improvements within a time deemed satisfactory by the Lender, then the Lender, at its option, may (A) commence and perform all necessary acts to restore, repair or rebuild such Improvements for or on behalf of the Mortgagor, or (B) declare an Event of Default under this Mortgage. If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of such Improvements, such excess shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable without payment of any premium or penalty.
7.    Condemnation. If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Indebtedness, is hereby assigned to the Lender, who is empowered to collect and receive the same and to give proper receipts therefor in the name of the Mortgagor and the same shall be paid forthwith to the Lender. Such award or monies shall be applied on account of the Indebtedness, irrespective of whether such Indebtedness is then due and payable and, at any time from and after the taking the Lender may declare the whole of the balance of the Indebtedness to be due and payable. Notwithstanding the provisions of this Section to the contrary, if any condemnation or taking of less than the entire Premises occurs, such award or monies shall be applied, at the option of the Lender and in its sole discretion, either (i) on account of the Indebtedness as provided above, or (ii) to any necessary restoration or repair of the remaining property, on the terms contained in Section 6(d) hereof.
8.    Stamp Tax. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over the Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage, the Note or any of the other Loan Documents, the Mortgagor shall pay such tax in the manner required by any such law. The Mortgagor further agrees to reimburse the Lender for any sums which the Lender may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, the Mortgagor shall not be required to pay any income or franchise taxes of the Lender.
9.    Lease and Rent Assignment. The Mortgagor acknowledges that, concurrently herewith, the Mortgagor has executed and delivered to the Lender, as additional security for the repayment of the Loan, an Assignment of Rents and Leases (the “Assignment”) pursuant to which the Mortgagor has assigned to the Lender interests in the leases of the Premises and the rents and income from the Premises. All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Mortgage. The Mortgagor agrees to abide by all of the provisions of the Assignment.
10.    Effect of Extensions of Time and Other Changes. If the payment of the Indebtedness or any part thereof is extended or varied, if any part of any security for the payment of the Indebtedness is released, if the rate of interest charged under the Note is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in the Mortgagor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by the Lender, notwithstanding such extension, variation, release or change.
11.    Effect of Changes in Laws Regarding Taxation. If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation or (b) the imposition upon the Lender of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by the Mortgagor, or (c) a change in the method of taxation of mortgages, deeds of trust or debts secured by mortgages or deeds of trust or the Lender’s interest in the Premises, or the manner of collection of taxes, so as to affect this Mortgage or the Indebtedness or the holders thereof, then the Mortgagor, upon demand by the Lender, shall pay such Taxes or charges, or reimburse the Lender therefor; provided, however, that the Mortgagor shall not be deemed to be required to pay any income or franchise taxes of the Lender. Notwithstanding the foregoing, if in the opinion of counsel for the Lender it is or may be unlawful to require the Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Lender may declare all of the Indebtedness to be immediately due and payable.
12.    Lender’s Performance of Defaulted Acts and Expenses Incurred by Lender.  If an Event of Default under this Mortgage has occurred and is continuing, the Lender may, but need not, make any payment or perform any act herein required of the Mortgagor in any form and manner deemed expedient by the Lender, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of the Mortgagor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by the Lender in regard to any tax referred to in Section 8 hereof or to protect the Premises or the lien hereof, shall be so much additional Indebtedness, and shall become immediately due and payable by the Mortgagor to the Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the “Default Rate” (as defined in the Note or the Loan Agreement). In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by the Lender in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of the Lender’s rights hereunder, (c) recovering any Indebtedness, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Premises, shall be so much additional Indebtedness, and shall become immediately due and payable by the Mortgagor to the Lender, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate. The interest accruing under this Section shall be immediately due and payable by the Mortgagor to the Lender, and shall be additional Indebtedness evidenced by the Note and secured by this Mortgage. The Lender’s failure to act shall never be considered as a waiver of any right accruing to the Lender on account of any Event of Default under this Mortgage or any of the other Loan Documents. Should any amount paid out or advanced by the Lender hereunder, or pursuant to any agreement executed by the Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then the Lender shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.
13.    Security Agreement. The Mortgagor and the Lender agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of the Mortgagor or held by the Lender (whether deposited by or on behalf of the Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Loan Documents, and (b) any personal property included in the granting clauses of this Mortgage, which personal property may not be deemed to be affixed to the Premises or may not constitute a “fixture” (within the meaning of the Code and which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the supporting obligations (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Lender, and the Collateral and all of the Mortgagor’s right, title and interest therein are hereby assigned to the Lender, all to secure payment of the Indebtedness. All of the provisions contained in this Mortgage pertain and apply to the Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this Section shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:
(a)    The Mortgagor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the Collateral and has rights in and the power to transfer the Collateral, subject to no liens, charges or encumbrances other than the lien of this Mortgage, other liens and encumbrances benefiting the Lender and no other party, and liens and encumbrances, if any, expressly permitted by the other Loan Documents.

(b)    The Collateral is to be used by the Mortgagor solely for business purposes.
(c)    The Collateral will be kept at the Real Estate and, except for Collateral no longer useful in connection with the operation of the Real Estate, provided that prior to the sale or other disposition thereof, such Collateral has been replaced by property of at least equal value and utility and which is subject to the lien of this Mortgage, will not be removed therefrom without the consent of the Lender (being the Secured Party as that term is used in the Code). The Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.
(d)    The only persons having any interest in the Premises are the Mortgagor, the Lender and holders of interests, if any, expressly permitted hereby.
(e)    No Financing Statement (other than Financing Statements showing the Lender as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and the Mortgagor, at the Mortgagor’s own cost and expense, upon demand, will furnish to the Lender such further information and will execute and deliver to the Lender such financing statements and other documents in form satisfactory to the Lender and will do all such acts as the Lender may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Indebtedness, subject to no other liens or encumbrances, other than liens or encumbrances benefiting the Lender and no other party, and liens and encumbrances (if any) expressly permitted hereby; and the Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by the Lender to be desirable. The Mortgagor hereby irrevocably authorizes the Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Mortgagor, that (i) indicate the Collateral (A) is comprised of all assets of the Mortgagor or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (ii) contain any other information required by the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Mortgagor is an organization, the type of organization and any organizational identification number issued to the Mortgagor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. The Mortgagor agrees to furnish any such information to the Lender promptly upon request. The Mortgagor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Lender in any jurisdiction prior to the date of this Mortgage. In addition, the Mortgagor shall make appropriate entries on its books and records disclosing the Lender’s security interests in the Collateral.

(f)    Upon and during the continuance of an Event of Default under this Mortgage, the Lender shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, so far as the Mortgagor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and the Lender shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to the Mortgagor’s right of redemption in satisfaction of the Mortgagor’s obligations, as provided in the Code. The Lender may render the Collateral unusable without removal and may dispose of the Collateral on the Premises. The Lender may require the Mortgagor to assemble the Collateral and make it available to the Lender for its possession at a place to be designated by the Lender which is reasonably convenient to both parties. The Lender will give the Mortgagor at least 10 days’ notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of the Mortgagor hereinafter set forth at least 10 days before the time of the sale or disposition. The Lender may buy at any public sale. The Lender may buy at private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Premises. If the Lender so elects, the Premises and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by the Lender, shall be applied against the Indebtedness in such order or manner as the Lender shall select. The Lender will account to the Mortgagor for any surplus realized on such disposition.
(g)    The terms and provisions contained in this Section, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.
(h)    This Mortgage is intended to be a financing statement filed as a fixture filing pursuant to Section 36-9-502(c) of the Code, as adopted in the State of South Carolina. The addresses of the Mortgagor (Debtor) and the Lender (Secured Party) are hereinbelow set forth. This Mortgage is to be filed for recording in appropriate public records of the county or counties where the Premises are located. The Mortgagor is the record owner of the Premises.
(i)    To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between the Mortgagor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of the Mortgagor, as lessor thereunder.
(j)    The Mortgagor represents and warrants that: (i) the Mortgagor is the record owner of the Premises; (ii) the Mortgagor’s chief executive office is located in the State of Georgia; (iii) the Mortgagor’s state of organization is the State of Georgia; and (iv) the Mortgagor’s exact legal name is as set forth on Page 1 of this Mortgage.
(k)    The Mortgagor hereby agrees that: (i) where Collateral is in possession of a third party, the Mortgagor will join with the Lender in notifying the third party of the Lender’s interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Lender; (ii) the Mortgagor will cooperate with the Lender in obtaining control with respect to Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and (iii) until the Indebtedness is paid in full, the Mortgagor will not change the state where it is located or change its name or form of organization without giving the Lender at least 30 days prior written notice in each instance.
14.    Events of Default; Acceleration. Each of the following shall constitute an Event of Default under this Mortgage:
(a)    The Mortgagor fails to pay any amount payable to the Lender under this Mortgage when any such payment is due in accordance with the terms hereof.
(b)    The Mortgagor fails to perform or observe, or to cause to be performed or observed, any other obligation, covenant, term, agreement or provision required to be performed or observed by the Mortgagor under this Mortgage; provided, however, that:
(i)    If such failure can be cured solely by the payment of money, such failure shall not constitute an Event of Default unless it shall continue for a period of five days after written notice to the Mortgagor;
(ii)    If such failure cannot be cured solely by the payment of money and does not pose an emergency or dangerous condition or a material threat to the security for the Loan, such failure shall not constitute an Event of Default unless it shall continue for a period of 30 days after written notice to the Mortgagor; and
(iii)    If a failure described in (ii) above is of such a nature that it cannot reasonably be cured within such 30-day period, and if such failure is susceptible of cure, it shall not constitute an Event of Default if corrective action is instituted by the Mortgagor within such 30-day period and is diligently pursued and such failure is cured within 90 days after the occurrence of such failure;
(c)    The occurrence of an Event of Default under the Loan Agreement, the Note or any of the other Loan Documents.
If an Event of Default occurs under this Mortgage, the Lender may, at its option, declare the whole of the Indebtedness to be immediately due and payable without further notice to the Mortgagor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate, and in the event of the occurrence of certain Events of Default under the Loan Agreement, the Note shall automatically become due and payable immediately as provided in the Loan Agreement.

15.    Foreclosure; Expense of Litigation.
(a)    When all or any part of the Indebtedness shall become due, whether by acceleration or otherwise, the Lender shall have the right to foreclose the lien hereof for such Indebtedness or part thereof and/or exercise any right, power or remedy provided (i) in this Mortgage or any of the other Loan Documents in accordance with the applicable laws of the State of South Carolina, or (ii) under South Carolina law including the use of non-judicial statutory foreclosure proceedings. In the event of a foreclosure sale, the Lender is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as the Lender may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.
(b)    In any suit or other proceeding to foreclose this Mortgage or enforce any other remedy of the Lender under this Mortgage or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be actually paid or incurred by or on behalf of the Lender for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as the Lender may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this Section and such other expenses and fees as may be incurred in the enforcement of the Mortgagor’s obligations hereunder, the protection of said Premises and the maintenance of the interest created by this Mortgage, including the actual and reasonable fees of any attorney employed by the Lender in any litigation or proceeding affecting this Mortgage, the Note, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by the Mortgagor, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.
16.    Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Premises shall be distributed and applied in accordance with the applicable laws of the State of South Carolina and, unless otherwise specified therein, in such order as the Lender may determine in its sole and absolute discretion, subject to any express provisions of the Loan Agreement.
17.    Appointment of Receiver. Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by the Lender, appoint a receiver for the Premises in accordance with the applicable laws of the State of South Carolina. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of the Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and the Lender hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when the Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Indebtedness, or any amount found due or secured by any judgment or decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such judgment or decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.
18.    Lender’s Right of Possession in Case of Default. At any time after an Event of Default under this Mortgage has occurred and is continuing, the Mortgagor shall, upon demand of the Lender, surrender to the Lender possession of the Premises. The Lender, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude the Mortgagor and its employees, agents or servants therefrom, and the Lender may then hold, operate, manage and control the Premises, either personally or by its agents. The Lender shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, but subject to applicable South Carolina law, the Lender shall have full power to:
(a)    Cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same;
(b)    Elect to disaffirm any lease or sublease which is then subordinate to this Mortgage;
(c)    Extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon the Mortgagor and all persons whose interests in the Premises are subject to this Mortgage and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Indebtedness, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;
(d)    Make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as the Lender deems are necessary;
(e)    Insure and reinsure the Premises and all risks incidental to the Lender’s possession, operation and management thereof; and
(f)    Receive all of such avails, rents, issues and profits.

19.    Application of Income Received by Lender. The Lender, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as the Lender may determine:
(a)    To the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to the Lender and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;
(b)    To the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and
(c)    To the payment of any Indebtedness, including any deficiency which may result from any foreclosure sale.
20.    Compliance with Law.
(a)    If any provision in this Mortgage shall be inconsistent with any provision of the applicable laws of the State of South Carolina, such laws shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such laws.
(b)    If any provision of this Mortgage shall grant to the Lender (including the Lender acting as a mortgagee-in-possession) or a receiver appointed pursuant to the provisions of this Mortgage any powers, rights or remedies prior to, upon or following the occurrence of an Event of Default under this Mortgage which are more limited than the powers, rights or remedies that would otherwise be vested in the Lender or in such receiver under the applicable laws of the State of South Carolina in the absence of said provision, the Lender and such receiver shall be vested with the powers, rights and remedies granted by such laws to the full extent permitted by law.
21.    Rights Cumulative. Each right, power and remedy herein conferred upon the Lender is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Lender, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of the Lender in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default under this Mortgage or acquiescence therein.
22.    Lender’s Right of Inspection. The Lender and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times upon not less than 24 hours’ prior notice to the Mortgagor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

23.    Release Upon Payment and Discharge of Mortgagor’s Obligations. The Lender shall release this Mortgage and the lien hereof by proper instrument upon payment and discharge of all Indebtedness, including payment of all reasonable expenses incurred by the Lender in connection with the execution of such release.
24.    Notices. All notices and other communications provided for in this Mortgage (“Notices”) shall be in writing. The “Notice Addresses” of the parties for purposes of this Mortgage are as follows:

Mortgagor:	Sumter Valley Property Holdings, LLC Two Buckhead Plaza 3050 Peachtree Road NW, Suite 355 Atlanta, Georgia 30305 Attention: William McBride III

With a copy to:	Holt Ney Zatcoff & Wasserman, LLP 100 Galleria Parkway, Suite 1800 Atlanta, Georgia 30339 Attention: Gregory P. Youra
Lender:	The PrivateBank and Trust Company 120 South LaSalle Street Chicago, Illinois 60603 Attention: Amy K. Hallberg
With a copy to:	Seyfarth Shaw LLP 131 South Dearborn Street Suite 2400 Chicago, Illinois 60603 Attention: Alvin L. Kruse

or such other address as a party may designate by notice duly given in accordance with this Section to the other parties. A Notice to a party shall be effective when delivered to such party’s Notice Address by any means, including, without limitation, personal delivery by the party giving the Notice, delivery by United States regular, certified or registered mail, or delivery by a commercial courier or delivery service. If the Notice Address of a party includes a facsimile number or electronic mail address, Notice given by facsimile or electronic mail shall be effective when delivered at such facsimile number or email address. If delivery of a Notice is refused, it shall be deemed to have been delivered at the time of such refusal of delivery. The party giving a Notice shall have the burden of establishing the fact and date of delivery or refusal of delivery of a Notice.
25.    Waiver of Rights. The Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to any decree, judgment or order of any court of competent jurisdiction; or, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a)    The Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order, judgment or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the applicable laws of the State of South Carolina; and
(b)    The Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power or remedy herein or otherwise granted or delegated to the Lender but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted; and
(c)    The Mortgagor understands that upon default hereunder, among other remedies set out herein, the Lender may foreclose upon the Premises and ask for a deficiency judgment pursuant to Section 29-3-660 of the Code of Laws of South Carolina 1976. To the extent permitted by law, the Mortgagor hereby expressly waives and relinquishes any appraisal rights which the Mortgagor may have under Section 29-3-680 through Section 29-3-760 of the Code of Laws of South Carolina 1976 as amended and understands and agrees that a deficiency judgment, if pursued by the Lender, shall be determined by the highest price bid at the judicial sale of the Premises.
26.    Contests. Notwithstanding anything to the contrary herein contained, the Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (each, a “Contested Lien”), and no Contested Lien shall constitute an Event of Default under this Mortgage, if, but only if:
(a)    The Mortgagor shall forthwith give notice of any Contested Lien to the Lender at the time the same shall be asserted;
(b)    The Mortgagor shall either pay under protest or deposit with the Lender the full amount (the “Lien Amount”) of such Contested Lien, together with such amount as the Lender may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment the Mortgagor may furnish to the Lender a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to the Lender;
(c)    The Mortgagor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit the Lender to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of the Lender’s counsel (all of which shall constitute so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand);
(d)    The Mortgagor shall pay each such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to the Mortgagor, or (ii) forthwith upon demand by the Lender if, in the opinion of the Lender, and notwithstanding any such contest, the

Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if the Mortgagor shall fail so to do, the Lender may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Lender to obtain the release and discharge of such liens; and any amount expended by the Lender in so doing shall be so much additional Indebtedness bearing interest at the Default Rate until paid, and payable upon demand; and provided further that the Lender may in such case use and apply monies deposited as provided in paragraph (b) of this Section and may demand payment upon any bond or title indemnity furnished as aforesaid.
27.    Expenses Relating to Note and Mortgage.
(a)    The Mortgagor will pay all expenses, charges, costs and fees relating to the Loan or necessitated by the terms of the Note, this Mortgage or any of the other Loan Documents, including without limitation, the Lender’s reasonable attorneys’ fees actually incurred in connection with the negotiation, documentation, administration, servicing and enforcement of the Note, this Mortgage and the other Loan Documents, all filing, registration and recording fees, all other expenses incident to the execution and acknowledgment of this Mortgage and all federal, state, county and municipal taxes, and other taxes (provided the Mortgagor shall not be required to pay any income or franchise taxes of the Lender), duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note and this Mortgage. The Mortgagor recognizes that, during the term of this Mortgage, the Lender:
(i)    May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which the Lender shall be a party by reason of the Loan Documents or in which the Loan Documents or the Premises are involved directly or indirectly;
(ii)    May make preparations following the occurrence of an Event of Default under this Mortgage for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;
(iii)    May make preparations following the occurrence of an Event of Default under this Mortgage for, and do work in connection with, the Lender’s taking possession of and managing the Premises, which event may or may not actually occur;
(iv)    May make preparations for and commence other private or public actions to remedy an Event of Default under this Mortgage, which other actions may or may not be actually commenced;
(v)    May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default under this Mortgage, the sale of the Premises, the assumption of liability for any of the Indebtedness or the transfer of the Premises in lieu of foreclosure; or
(vi)    May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys pertaining to the Lender’s approval of actions taken or proposed to be taken by the Mortgagor which approval is required by the terms of this Mortgage.

(b)    All expenses, charges, costs and fees described in this Section shall be so much additional Indebtedness, shall bear interest from the date so incurred until paid at the Default Rate and shall be paid, together with said interest, by the Mortgagor forthwith upon demand.
28.    Statement of Indebtedness. The Mortgagor, within seven days after being so requested by the Lender, shall furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest has been paid and stating either that no offsets or defenses exist against such debt or, if such offsets or defenses are alleged to exist, the nature thereof.
29.    Further Instruments. Upon request of the Lender, the Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Loan Documents.
30.    Additional Indebtedness Secured. All persons and entities with any interest in the Premises or about to acquire any such interest should be aware that this Mortgage secures more than the stated principal amount of the Note and interest thereon; this Mortgage secures any and all other amounts which may become due under the Note, any of the other Loan Documents or any other document or instrument evidencing, securing or otherwise affecting the Indebtedness, including, without limitation, any Future Advances and all amounts expended by the Lender to operate, manage or maintain the Premises or to otherwise protect the Premises or the lien of this Mortgage.
31.    Indemnity. The Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against the Lender in the exercise of the rights and powers granted to the Lender in this Mortgage, and the Mortgagor hereby expressly waives and releases any such liability, except to the extent resulting from the gross negligence or willful misconduct of the Lender. The Mortgagor shall indemnify and save the Lender harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses, including reasonable attorneys’ fees and court costs actually incurred (collectively, “Claims”), of whatever kind or nature which may be imposed on, incurred by or asserted against the Lender at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which the Lender may or does become party, either as plaintiff or as defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to the Lender in accordance with the terms of this Mortgage; provided, however, that the Mortgagor shall not be obligated to indemnify or hold the Lender harmless from and against any Claims directly arising from the gross negligence or willful misconduct of the Lender. All costs provided for herein and paid for by the Lender shall be so much additional Indebtedness and shall become immediately due and payable upon demand by the Lender and with interest thereon from the date incurred by the Lender until paid at the Default Rate.
32.    Subordination of Property Manager’s Lien. Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Mortgage and shall provide that the Lender may terminate such agreement, without penalty or cost, at any time after the occurrence of an Event of Default under this Mortgage. Such property management agreement or a short form thereof, at the Lender’s request, shall be recorded in the appropriate public records of the county where the Premises are located. In addition, if the property management agreement in existence as of the date hereof does not contain a subordination provision, the Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with the Lender, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to this Mortgage.
33.    Compliance with Environmental Laws. Concurrently herewith the Mortgagor and the Guarantors have executed and delivered to the Lender that certain Environmental Indemnity Agreement dated as of the date hereof (the “Indemnity”) pursuant to which the Mortgagor and the Guarantors have indemnified the Lender for environmental matters concerning the Premises, as more particularly described therein. The provisions of the Indemnity are hereby incorporated herein and this Mortgage shall secure the obligations of the Mortgagor thereunder.
34.    Miscellaneous.
(a)    Incorporation of Section 12.2 of Loan Agreement. The provisions of Section 12.2 of the Loan Agreement is hereby incorporated into and made a part of this Mortgage.
(b)    Usury and Truth in Lending. The Loan does not violate the laws of the State of South Carolina relating to the rate of interest which may be charged upon loans of money. The Loan is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.
(c)    Successors and Assigns. This Mortgage and all provisions hereof shall be binding upon and enforceable against the Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of the Lender, its successors and assigns and any holder or holders, from time to time, of the Note.
(d)    Invalidity of Provisions; Governing Law. In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Mortgagor and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. This Mortgage is to be construed in accordance with and governed by the laws of the State of South Carolina.
(e)    Municipal Requirements. The Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and the Mortgagor hereby assigns to the Lender any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, no building or other improvement on the Premises shall rely on any premises not subject to this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this paragraph shall be void.

(f)    Rights of Tenants. The Lender shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of the Lender. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by the Mortgagor as a defense in any civil action instituted to collect the Indebtedness, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.
(g)    Option of Lender to Subordinate. At the option of the Lender, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by the Lender of a unilateral declaration to that effect and the recording thereof in the appropriate public records in and for the county wherein the Premises are situated.
(h)    Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting the Lender a mortgagee-in-possession in the absence of the actual taking of possession of the Premises by the Lender pursuant to this Mortgage.
(i)    Relationship of Lender and Mortgagor. The Lender shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of the Mortgagor or of any lessee, operator, concessionaire or licensee of the Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, the Lender shall not be deemed to be such partner, joint venturer, agent or associate on account of the Lender becoming a mortgagee-in-possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise. The relationship of the Mortgagor and the Lender hereunder is solely that of debtor/creditor.
(j)    Time of the Essence. Time is of the essence of the payment by the Mortgagor of all amounts due and owing to the Lender under the Note and the other Loan Documents and the performance and observance by the Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Loan Documents.
(k)    No Merger. The parties hereto intend that this Mortgage and the interest hereunder shall not merge in the fee simple title to the Premises, and if the Lender acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by the Lender as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the interest hereunder shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.
(l)    Complete Agreement; No Reliance; Modifications. This Mortgage, the Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof. The Mortgagor acknowledges that it is executing this Mortgage without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein or in the other Loan Documents. This Mortgage and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both the Mortgagor and the Lender.

(m)    Captions. The captions and headings of various Sections and paragraphs of this Mortgage and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.
(n)    Gender and Number. Any word herein which is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.
(o)    Counterparts; Electronic Signatures. This Mortgage may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document. Receipt of an executed signature page to this Mortgage by facsimile or other electronic transmission shall constitute effective delivery thereof. An electronic record of this executed Mortgage maintained by the Lender shall be deemed to be an original.
(p)    Construction. Each party to this Mortgage and legal counsel to each party have participated in the drafting of this Mortgage, and accordingly the general rule of construction to the effect that any ambiguities in a contract are resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Mortgage.
35.    Litigation Provisions.
(a)    Consent to Jurisdiction. THE MORTGAGOR CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, AND OF ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED, IN WHICH ANY LEGAL PROCEEDING MAY BE COMMENCED OR PENDING RELATING IN ANY MANNER TO THIS MORTGAGE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.
(b)    Consent to Venue. THE MORTGAGOR AGREES THAT ANY LEGAL PROCEEDING RELATING TO THIS MORTGAGE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT AGAINST THE MORTGAGOR IN ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. THE MORTGAGOR WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT AND WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE FROM ANY SUCH COURT.
(c)    No Proceedings in Other Jurisdictions. THE MORTGAGOR AGREES THAT IT WILL NOT COMMENCE ANY LEGAL PROCEEDING AGAINST THE LENDER RELATING IN ANY MANNER TO THIS MORTGAGE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR IF A LEGAL PROCEEDING IS COMMENCED BY THE LENDER AGAINST THE MORTGAGOR IN A COURT IN ANOTHER LOCATION, BY WAY OF A COUNTERCLAIM IN SUCH LEGAL PROCEEDING.

(d)    Waiver of Jury Trial. THE MORTGAGOR HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS MORTGAGE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.
36.    Definitions of Certain Terms. The following terms shall have the following meanings in this Mortgage:
Affiliate: As to a person or entity, any other person or entity which, directly or indirectly, Controls, is Controlled by or is under common Control with such first person or entity.
Bank Product Agreements: Those certain cash management service agreements entered into from time to time between any Borrower and the Lender or its Affiliates in connection with any of the Bank Products.
Bank Product Obligations: All obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Borrower to Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that any Borrower is obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to any Borrower pursuant to the Bank Product Agreements.
Bank Products: Any service or facility extended to any Borrower by Lender or its Affiliates, including, without limitation, (i) deposit accounts, (ii) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with Lender or its Affiliates, (iii) debit cards, and (iv) Hedging Agreements.
Code: The Uniform Commercial Code of the State of South Carolina as from time to time in effect; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of South Carolina, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Mortgage or the other Loan Documents relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
Control: Possession by a person or an entity, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether by contract, ownership of voting securities, membership or partnership interests or otherwise.
Default: When used in reference to this Mortgage or any other document, or in reference to any provision of or obligation under this Mortgage or any other document, the occurrence of an event or the existence of a condition which, with the passage of time or the giving of notice, or both, would constitute an Event of Default under this Mortgage or such other document, as the case may be.

Event of Default: The following: (i) when used in reference to this Mortgage, one or more of the events or occurrences referred to in Section 14 of this Mortgage; and (ii) when used in reference to any other document, a default or event of default under such document that has continued after the giving of any applicable notice and the expiration of any applicable grace or cure periods.
Hedging Agreements: The following: (i) any ISDA Master Agreement between the Mortgagor and the Lender or any other provider, (ii) any Schedule to Master Agreement between the Mortgagor and the Lender or any other provider, and (iii) all other agreements entered into from time to time by the Mortgagor and the Lender or any other provider relating to Hedging Transactions.
Hedging Transaction: Any transaction, including an agreement with respect thereto, now existing or hereafter entered into between the Mortgagor and the Lender or any other provider which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
[SIGNATURE PAGE(S) AND EXHIBIT(S), IF ANY, FOLLOW THIS PAGE]

WAIVER OF APPRAISAL RIGHTS. The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE MORTGAGOR HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.
IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day and year first above written.

SUMTER VALLEY Property Holdings, LLC

By /s/ William McBride III
William McBride III, Manager

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:

- AdCare South Carolina Owner Loan Mortgage (Georgetown) -
- Signature/Acknowledgment Page 1 -

ACKNOWLEDGMENT

STATE OF GEORGIA    )
) ss:
COUNTY OF FULTON    )

- AdCare South Carolina Owner Loan Mortgage (Georgetown) -
- Signature/Acknowledgment Page 2 -

EXHIBIT A

LEGAL DESCRIPTION OF REAL ESTATE

Record
All that piece, parcel, or part of land, with any improvements thereon, located in Privateer Township, Sumter County, South Carolina and being more particularly described as follows:

From a point at the intersection of the Eastern right of way line of Kolb Road Extended and the Southeastern right of way line of the Pinewood Road Extended, commence N53°59’35”E, a distance of 50.01 feet to an iron pipe, a point of beginning; thence N53°59’35”E, a distance of 555.93 feet; thence S83°14’42”E, a distance of 34.09 feet; thence S36°04’30”E, a distance of 478.76 feet; thence S 53°55’30”W, distance of 140.00 feet; thence N81°31’18”W, a distance of 85.45 feet; thence S53°59’28”W, a distance of 778.94 feet; thence N02°13’24”E, a distance of 512.95 feet; thence N28°06’52”E, a distance of 89.97 feet to an iron pipe, the point of beginning. Said parcel contains 8.381 acres, more or less.

LESS AND EXCEPTING: All that certain piece, parcel or lot of land located in Privateer Township, Sumter County, South Carolina being conveyed to South Carolina Department of Transportation by Sumter Valley Property Holdings, LLC, by deed dated November 19, 2013 and recorded on January 22, 2014 in Book 1198, page 1459, in the Office of the Register of Deeds for Sumter County.

As Surveyed
All that piece, parcel, or part of land, with any improvements thereon, located in Privateer Township, Sumter County, South Carolina, containing 8.163 acres or 355,591 sq.ft., and being more particularly described as follows:

Commence at the intersection of the Eastern right of way line of Kolb Road Extended and the Southeastern right of way line of the Pinewood Road Extended, thence N53°59’35”E 259.30’ to the point of beginning; thence N53°59’35”E 346.64’ feet to a point; thence S83°14’42”E 34.09’ to a point; thence S36°04’30”E 478.76 feet to a point; thence S 53°55’30”W 140.00’ to a point; thence N81°31’18”W 85.45’ to a point; thence S53°59’28”W 778.94’ to a point; thence N02°13’24”E 352.91’ to a point; thence N15°18’08”E 110.48’ to a point; thence N 26°03’02”E 160.99’ to a point; thence N 46°43’43”E 162.12’ to a point being the point of beginning.

Being the same property conveyed to Sumter Valley Property Holdings, LLC by deed of 1761 Pinewood Holdings, LLC dated December 31, 2012 and recorded January7, 2013 in Book 1181, page 2020; less and excepting property conveyed to SC DOT on January 22, 014 in Book 1198, page 1459.

Tax Map Sheet Numbers: 20816-06-001 and 20816-06-002